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                                                                  EXHIBIT 10.100

                       FOURTH AMENDMENT TO EXPANSION LEASE

        THIS FOURTH AMENDMENT TO EXPANSION LEASE ("Amendment"), dated and effective as of March 31, 1999 (the "Effective Date"), is entered into by and between SEQUANA THERAPEUTICS, INC., a California corporation, doing business as AXYS PHARMACEUTICALS, INC. ("Tenant"), and ARE - 11099 NORTH TORREY PINES, LLC, a Delaware limited liability company, successor-in-interest to ALEXANDRIA REAL ESTATE EQUITIES, INC., formerly HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation ("Landlord") in connection with the following:

        A. Landlord and Tenant are parties to that certain Expansion Lease, dated as of November 20, 1995, as amended by that certain First Amendment to Expansion Lease dated as of October __, 1996, by that certain Second Amendment to Expansion Lease dated as of May 20, 1997, and by that certain Third Amendment to Expansion Lease ("Third Amendment") dated as of August 24, 1998 (as amended, the "Lease"), pursuant to which Tenant leases from Landlord certain premises (the "Demised Premises") in a building located at 11099 North Torrey Pines Road, La Jolla, California (the "Building"), and more particularly described in the Lease. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

        B. Landlord has agreed to provide a tenant improvement allowance to Tenant for a portion of the Demised Premises, conditioned upon Tenant repaying such tenant improvement allowance over the remainder of the term of the Lease, and Tenant has agreed to accept such tenant improvement allowance upon such condition.

        C. Landlord and Tenant now desire to amend the Lease to reflect Landlord's provision of the tenant improvement allowance to and the amortized repayment thereof by Tenant upon the terms and conditions set forth herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, the parties hereto hereby agree as follows:

        1.     AMENDMENTS TO LEASE.

               1.1 Section 4.6 of the Lease is hereby amended by (i) adding the title "Tenant Improvement Allowances:" at the beginning of such section (after the number of the section), (ii) renumbering the existing text of Section 4.6 as
Section 4.6(a), (iii) changing all existing references in the Lease from "Tenant Improvements" to "Suite 160 & 210 Tenant Improvements," (iv) changing all existing references in the Lease from "TI Allowance" to "Suite 160 & 210 TI Allowance," and (v) adding the following as Section 4.6(b):

               "(b) Landlord shall provide Tenant with a tenant improvement allowance (the "Suite 100 TI Allowance") of up to Three Hundred Thousand Dollars ($300,000) for tenant improvements which Tenant desires to make to Suite 100 (the "Suite 100 TI's"). Such amount shall be paid by Landlord to Tenant in one lump sum payment upon: (i) lien free completion of the Suite 100 TI's, (ii) Tenant's acceptance thereof from the contractor or contractors performing such work, and (iii) presentation to Landlord of lien waivers, receipts for payment and such other evidence of the payment in full of all costs and expenses of the Suite 100 TI's as Landlord shall reasonably request. If the total cost of the Suite 100 TI's exceeds the Suite 100 TI Allowance, the overage shall be the sole responsibility of Tenant, and shall be at Tenant's sole cost and expense. Except for the payment of the Suite 100 TI Allowance and as set forth in the Third Amendment, Landlord shall have no obligation or liability of any kind with respect to the Suite 100 TI's, which shall be subject to all of the approvals and conditions described in Article 17 hereof with respect to Alterations undertaken by Tenant."

               1.2 Section 5.2 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:


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        "5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rate share ("Tenant's Pro Rata Share"), as set forth in
Section 2.1.6 and as may be subsequently amended, of Operating Expenses as provided in Article 7, (ii) commencing June 1, 1999, tenant improvement rent equal to the actual amount of the Suite 100 TI Allowance actually paid by Landlord, fully amortized, with interest at a rate of 13% per annum, in 31 equal monthly installments commencing June 1, 1999 and ending December 1, 2001 ($11,445.04 per month if the full $300,000 Suite 100 TI Allowance is used by Tenant), and (iii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation the cost of utilities not paid by Tenant directly to the supplier and any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period."

        2.     MISCELLANEOUS:

               2.1 This Amendment shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

               2.2 This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

               2.3 This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

               2.4 Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party.

               2.5 Each term of this Amendment is contractual and not merely a recital.

               2.6 This Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Amendment, which shall be binding upon and effective as to all parties.

               2.7 The unenforceability of a portion of this Amendment shall not affect the enforceability of the remainder of this Amendment.

               2.8 The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Amendment.

               2.9 Except as specifically amended or modified by this Amendment, the Lease (including, without limitation, the First Amendment, the Second Amendment, and the Third Amendment) remains in full force and effect.

               2.10 EACH PARTY ACKNOWLEDGES THAT IT HAS HAD ADEQUATE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF ITS CHOOSING IN CONNECTION WITH THE EXECUTION HEREOF AND HAS DONE SO, OR VOLUNTARILY ELECTED NOT TO DO SO.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

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                                    "Tenant"

                                    SEQUANA THERAPEUTICS, INC., a
                                    California corporation, d/b/a Axys
                                    Pharmaceuticals, Inc.

                                    By:  Daniel H. Petree
                                         -----------------------------------
                                    Its: President & COO
                                         -----------------------------------


                                    "Landlord"

                                    ARE - 11099 NORTH TORREY PINES, LLC,
                                    a Delaware limited liability company

                                    By: ALEXANDRIA REAL REAL ESTATE
                                    EQUITIES, INC., a Maryland corporation

                                           By:  Lynne Anne Shapiro
                                                ----------------------------
                                           Its: General Counsel
                                                ----------------------------